Exhibit 99.17(a)

PROXY CARD FOR SUBMITTING VOTING INSTRUCTIONS

THREE EASY WAYS TO VOTE YOUR PROXY
READ THE PROXY STATEMENT AND HAVE THE PROXY CARD AT HAND.
TELEPHONE: Call 1-800-690-6903 and follow the simple instructions.
INTERNET: Go to WWW.PROXYWEB.COM and follow the on-line directions.
MAIL: Vote, sign, date and return your proxy by mail.
IF YOU VOTE BY TELEPHONE OR
INTERNET, DO NOT MAIL YOUR PROXY.

This Proxy is solicited on behalf of the Board of Trustees.

The undersigned, revoking any previously executed proxies, hereby appoints Joseph A. Caruso, John H. Walter and Thomas G. Sorell as proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote all shares of the [              ] held of record by the undersigned on [        ] on the proposal specified on the reverse side, [and upon any other business that may properly come before][at] the Special Meeting of Shareholders to be held at 7 Hanover Square, New York, New York 10004 on [      ] at [      ] p.m. New York time and at any adjournments thereof.

Receipt of the Notice of Special Meeting and accompanying Prospectus/Proxy Statement which describes the matters to be considered and voted on is hereby acknowledged.

Please sign, date and return promptly in the enclosed postage-paid envelope.

Date                                     , 2006

Signature(s) and, if applicable, Title(s)

(SIGN IN THE BOX)

Please sign exactly as your name(s) appear(s) on your account and this proxy card. When signing as attorney-in-fact, executor, trustee, administrator, guardian or other capacity, please give full title. Corporate, partnership and trust owners should have this proxy signed by an authorized person, and that person’s title should be given.

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. X
PLEASE DO NOT USE FINE POINT PENS.

	FOR	AGAINST	ABSTAIN
1. Approving the Agreement and Plan of Reorganization, dated [ ], 2006, between The Park Avenue Portfolio, on behalf of [ ], and RS Investment Trust, on behalf of [ ].	☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.